UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 25, 2020

Innovative Payment Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55648	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

19355 Business Center Drive, #9

Northridge, CA 91324

(Address of principal executive offices)

(818) 864-8404

(Registrant’s telephone number, including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 25, 2020, Innovative Payment Solutions, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Bellridge Capital, LP (the “Investor”), pursuant to which the Company received $250,250 in exchange for the issuance of:

●	a Original Issue Discount 10% Convertible Note (the “Note”) in the principal amount of $286,000; and
●	a five-year warrant (the “Warrant”) to purchase 8,171,429 shares of the Company’s common stock at an exercise price of $0.05 per share.

The transactions contemplated under the Securities Purchase Agreement closed on November 27, 2020. The Note matures in 12 months, bear interest at a rate of 10% per annum, and is initially convertible into the Company’s common stock at a conversion price of $0.035 per share (as adjusted for stock splits, stock combinations, dilutive issuances and similar events).

The Note may be prepaid at any time for the first 90 days at face value plus accrued interest. From day 91 through day 180, the Note may be prepaid in an amount equal to 115% of the principal amount plus accrued interest. From day 181 through day 365, it may be prepaid in an amount equal to 125% of the principal amount plus accrued interest. The Note contains certain covenants, such as restrictions on: (i) distributions on capital stock, (ii) stock repurchases, and (iii) sales and the transfer of assets.

The Note and the Warrant contain conversion limitations providing that a holder thereof may not convert the Note or exercise the Warrant to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the outstanding shares of the Company’s common stock immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to the Company provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

In connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement, dated November 25, 2020 (“Registration Rights Agreement”), with the Investor pursuant to which it is obligated to file a registration statement with the SEC within ninety (90) days after the date of the agreement to register the resale by the Investor of shares of the Company’s common stock issuable under the Notes and upon exercise of the Warrants, and use all commercially reasonable efforts to have the registration statement declared effective by the SEC within one hundred five (105) days after the registration statement is filed.

Upon the occurrence of an event of default under the Notes, the Investor has the right to be prepaid at 140% of the outstanding principal balance and accrued interest, and interest accrues at 18% per annum (or the maximum amount permitted by law). In addition, if an event of default under in the Notes has occurred, regardless of whether it has been cured or remains ongoing, the Notes will thereafter be convertible at 65% of the lowest closing price of the Company’s common stock for the last 10 consecutive trading days.

The Note and the Warrant were sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Investor is an accredited investor which has purchased the securities as an investment in a private placement that did not involve a general solicitation.  The shares to be issued upon conversion of the Note and the exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Note, the Warrant, the Securities Purchase Agreement and the Registration Rights Agreement, attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, each of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibits

4.1	Form of Original Issue Discount 10% Convertible Note
4.2	Warrant Agreement, dated November 25, 2020
10.1	Securities Purchase Agreement, between Innovative Payment Solutions, Inc. and Bellridge Capital, LP, dated November 25, 2020
10.2	Registration Rights Agreement, between Innovative Payment Solutions, Inc. and Bellridge Capital, LP, dated November 25, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Date: November 30, 2020	By:	/s/ William Corbett
		Name:	William Corbett
		Title:	Chief Executive Officer

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